UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices)    (Zip code)

(510) 933-7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 14, 2011, Oplink Communications, Inc. entered into a Settlement and Cross License Agreement with Finisar Corporation, which agreement resolved and settled all pending litigation between the parties and their respective affiliates.  Pursuant to the agreement, (i) Oplink will pay $4 million to Finisar for a fully paid-up license to the Finisar patents asserted against Oplink in the various lawsuits, (ii) Oplink granted a license to Finisar to the Oplink patents asserted against Finisar in the various lawsuits, and (iii) all legal proceedings initiated by each party in the Northern District of California, the Eastern District of Texas and the People’s Republic of China will be dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Date: December 15, 2011	By:	/s/ Stephen M. Welles
Name: Stephen M. Welles
Title: Vice President and General Counsel